EXHIBIT 10.4

KemPharm, INC.

Restricted Stock Award GRANT NOTICE

(2014 EQUITY INCENTIVE PLAN)

KemPharm, Inc. (the “Company”), pursuant to its 2014 Equity Incentive Plan (the “Plan”), hereby awards to Participant the number of shares of the Company’s Common Stock set forth below (“Award”). This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement and the Plan, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Restricted Stock Award Agreement. In the event of any conflict between the terms in the Award and the Plan, the terms of the Plan shall control.

Participant:
Date of Grant:
Number of Shares Subject to Award:
Consideration:	Participant’s Services

Vesting Schedule:	[As determined by the Board of Directors]

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Award Grant Notice, the Restricted Stock Award Agreement and the Plan. Participant acknowledges and agrees that this Restricted Stock Award Grant Notice and the Restricted Stock Award Agreement may not be modified, amended or revised except as provided therein or in the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Award Grant Notice, the Restricted Stock Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of the Common Stock pursuant to the Award specified above and supersede all prior oral and written agreements on that subject with the exception, if applicable, of (i) the written employment agreement, offer letter agreement entered into between the Company and Participant specifying the terms that should govern this specific Award, if any, and (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law.

Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

KemPharm, Inc. By: _________________________________________________ Signature Title: ________________________________________________ Date: ________________________________________________	Participant: ____________________________________________ Signature Date: _______________________________________

Attachments:

Attachment I:	Restricted Stock Award Agreement
Attachment II:	2014 Equity Incentive Plan

Attachment I

KemPharm, Inc.

2014 Equity Incentive Plan

Restricted Stock Award Agreement

Pursuant to the Restricted Stock Award Grant Notice (“Grant Notice”) and this Stock Award Agreement (collectively, the “Award”) and in consideration of your services, KemPharm, Inc. (the “Company”) has awarded you (“Participant”) a Restricted Stock Award under its 2014 Equity Incentive Plan (the “Plan”) for the number of shares of the Company’s Common Stock subject to the Award as indicated in the Grant Notice. Capitalized terms not explicitly defined in this Restricted Stock Award Agreement but defined in the Plan shall have the same definitions as in the Plan. The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

1.     Vesting. The shares of Common Stock subject to your Award are fully vested upon issuance. This means that you are not required to perform additional services on behalf of the Company or any of its Affiliates, and no other performance conditions or other contingencies must be satisfied, in order for you to retain the shares.

2.     Number of Shares. The number of shares subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

3.     Securities Law Compliance. Notwithstanding anything to the contrary contained herein, you may not be issued any shares of Common Stock under your Award unless the shares are either (i) then registered under the Securities Act or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

4.     Restrictive Legends. The shares issued under your Award shall be endorsed with appropriate legends determined by the Company.

5.     Award not a Service Contract. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue your employment. In addition, nothing in your Award shall obligate the Company or an Affiliate, their respective stockholders, boards of directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

6.     Withholding Obligations.

(a)     At the time your Award is made, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award.

(b)     Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.

7.     Notices. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

8.     Miscellaneous.

(a)     The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Board in its sole discretion.

(b)     You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)     You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

9.     Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

*****

This Restricted Stock Award Agreement shall be deemed to be signed by the Company and Participant upon the acceptance by the Participant of the Restricted Stock Award Grant Notice.